UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, no par value	HTBK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On May 16, 2019, Heritage Commerce Corp, a California corporation (“HCC”), and its banking subsidiary Heritage Bank of Commerce, a California state-chartered commercial bank (“HBC”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Presidio Bank, a California state-chartered commercial bank (“Presidio”), pursuant to which HCC will acquire Presidio in an all stock merger by merging Presidio with and into HBC (the “Merger”). HBC will survive the Merger and will continue the commercial banking operations of the combined bank following the Merger. The transaction is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Presidio shareholders upon completion of the Merger (“Merger Consideration”) will consist of whole shares of HCC common stock, no par value per share (“HCC Common Stock”), and cash in lieu of fractional shares of HCC Common Stock. Upon consummation of the Merger, each share of Presidio common stock, no par value per share (“Presidio Common Stock”), outstanding immediately prior to the effective time of the Merger will be canceled and converted into the right to receive 2.470 shares of HCC Common Stock (the “Per Share Exchange Ratio”).

Based on the closing price of HCC’s Common Stock on May 16, 2019, the aggregate Merger Consideration would be approximately $200.3 million, or $30.18 per share of Presidio Common Stock, assuming 6,322,914 shares of Presidio Common Stock, 9,041 Presidio Restricted Stock Units and 512,675 Presidio Stock Options outstanding.

Presidio Options, Shares of Restricted Common Stock and Restricted Stock Units

Upon consummation of the Merger, each outstanding and unexercised option (whether or not vested) shall cease to represent the right to acquire shares of Presidio Common Stock and will instead be assumed by HCC and converted automatically into an option to purchase shares of HCC Common Stock (“Assumed Option”) in accordance with the terms of the Presidio equity incentive plans (collectively the “Presidio Equity Plans”). The number of shares of HCC Common Stock subject to each Assumed Option shall be equal to the number of shares of Presidio Common Stock that would be issuable upon exercise of such Assumed Option immediately prior to the closing of the Merger multiplied by the Per Share Exchange Ratio, provided that any fractional shares of HCC Common Stock resulting from such multiplication shall be rounded down to the nearest whole share. The per share exercise price under each Assumed Option will be adjusted by dividing the per share exercise price under each Assumed Option by the Per Share Exchange Ratio, provided that such exercise price will be rounded up to the nearest whole cent.

Each award of restricted shares (whether or not vested) of Presidio Common Stock (the “Presidio Restricted Stock”) that is outstanding as of the closing of the Merger will be converted into the right to receive shares of HCC Common Stock. The number of shares of HCC Common Stock issued for each share of Presidio Restricted Stock will be equal to the number of shares of Presidio Common Stock subject to such award of Presidio Restricted Stock immediately prior to the effective time of the Merger multiplied by the Per Share Exchange Ratio, provided that any fractional shares will be paid in cash.

Upon consummation of the Merger, all outstanding Presidio restricted stock units (whether or not vested) to acquire Presidio Common Stock (“Restricted Stock Units”) shall cease to represent the right to acquire shares of Presidio Common Stock and shall instead be converted automatically into the right to receive shares of HCC Common Stock. The number of shares of HCC Common Stock subject to each Restricted Stock Unit shall be equal to the number of shares of Presidio Common Stock subject to the Restricted Stock Unit immediately prior to the effective date of the Merger multiplied by the Per Share Exchange Ratio, provided that any fractional shares will be paid in cash.

Assumption of Subordinated Notes

Presidio has outstanding $10,000,000 principal amount of 8.0% Subordinated Notes due September 30, 2024 (“Subordinated Notes”). In connection with the closing of the Merger, HCC will assume the obligations under the Subordinated Notes.

Appointment of Directors

Pursuant to the Merger Agreement, HCC is required to take all action necessary to appoint or elect, effective as of the effective time of the Merger, three individuals, each of whom must be mutually agreeable to Presidio and HCC, as directors of HCC and HBC. HCC and Presidio have selected Stephen G. Heitel, the current Chief Executive Officer of Presidio as one of the directors who will join the HCC and HBC boards of directors. The other two directors will be identified prior to the closing of the Merger. Each individual will serve until the first annual meeting of shareholders of HCC following the effective time of the Merger and until his or her successor is elected and qualified. Subject to the fiduciary duties of the HCC board of directors, HCC is required to include such individuals on the list of nominees for director presented by the HCC board of directors and for which the HCC board of directors will solicit proxies at the first and second annual meetings of shareholders of HCC following the effective time of the Merger.

Employment Agreements

Pursuant to the terms of the Merger Agreement, HBC has agreed to enter into employment agreements with several current officers of Presidio prior to the consummation of the Merger which will become effective on the closing of the Merger. Clay Jones, President of Presidio, will join HBC as Executive Vice President and President of the Community Business Banking Group. Additionally, Todd Allen, Executive Vice President, North Bay Market President of Presidio, will join HBC as Executive Vice President of the North Bay Market.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from Presidio to HCC, which are qualified by the confidential disclosures provided by Presidio to HCC, and customary representations and warranties from HCC to Presidio, which are qualified by the confidential disclosures provided by HCC to Presidio.

Business Pending the Proposed Transaction

Presidio is required under the Merger Agreement to conduct its business in the ordinary and usual course, consistent with past practice, to use reasonable commercial efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and HCC the goodwill of the customers of Presidio and others with whom business relations exist.

Conditions to the Merger

Completion of the Merger is subject to certain customary conditions, including (i) approval by Presidio shareholders, (ii) approval by the HCC shareholders, (iii) the absence of any governmental order or law prohibiting the consummation of the Merger, (iv) effectiveness of the Securities and Exchange Commission (“SEC”) registration statement for the HCC Common Stock to be issued as consideration in the Merger, and (v) the approval of such shares for listing on the Nasdaq Global Select Market. The obligation of each party to consummate the Merger is also conditioned upon (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (d) the absence of a material adverse affect with respect to the other party since the date of the Merger Agreement. The obligation of HCC to consummate the Merger is also conditioned upon the (1) receipt of required regulatory approvals and such approvals not containing materially burdensome regulatory conditions, (2) the holders of not more than ten percent of the outstanding shares of Presidio Common Stock having duly perfected their dissenters’ rights under California law, and (3) approval by the HCC shareholders to increase the size of the board of directors by three seats and to increase the number of authorized shares of HCC Common Stock from 60,000,000 to 100,000,000 shares.

Termination of the Merger Agreement

Both HCC and Presidio may mutually agree to terminate the Merger Agreement without further liability to the other. Either party may agree to terminate the Merger Agreement if the Merger is not consummated by March 1, 2020, the shareholders of Presidio do not approve the Merger Agreement, the HCC shareholders do not approve the Merger Agreement or any governmental entity whose approval is required to consummate the Merger does not approve the Merger. Further, Presidio may terminate the Merger Agreement for a superior proposal under certain conditions, and, HCC can terminate the Merger Agreement if the Presidio board of directors withdraws or changes its recommendation to its shareholders prior to the Presidio shareholder meeting held to approve the Merger Agreement. In addition, either party may terminate the Merger Agreement if the other party is in material breach of any of its representations, warranties or agreements set forth in the Merger Agreement that are not cured such that the applicable closing conditions are not satisfied.

Presidio has agreed that it will pay HCC a termination fee of $8 million if (i) HCC terminates the Merger Agreement because Presidio breaches any of its obligations relating to alternative acquisition proposals, including withdrawing its recommendation of the Merger Agreement to its shareholders, (ii) Presidio terminates the Agreement in favor of a superior proposal (after providing HCC the right to increase the Merger consideration), or (iii) either HCC or Presidio terminate the Merger Agreement because the Presidio shareholders do not approve the Merger Agreement after an alternative acquisition proposal has been announced and, within 12 months thereafter, Presidio enters into an agreement relating to such alternative acquisition proposal.

Although there can be no assurances, the Merger is expected to close in the fourth quarter of 2019.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreements; Non-Competition, Non-Solicitation and Non-Disclosure Agreements

Concurrently with the execution and delivery of the Merger Agreement, each director and certain executive officers of Presidio who own shares of Presidio Common Stock, reflecting an aggregate of approximately 10% of the outstanding Presidio Common Stock, entered into a Voting and Support Agreement with HCC and Presidio pursuant to which he or she agreed, among other things, to vote all shares of Presidio Common Stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Merger and transactions contemplated by the Merger Agreement at any meeting of the shareholders of Presidio to approve the Merger. These shareholders also agreed to certain restrictions on their ability to transfer their shares of Presidio Common Stock.

Concurrently with the execution and delivery of the Merger Agreement, (i) the directors of Presidio have entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement pursuant to which such director agrees not to compete against HCC and HBC or solicit the employees or customers of HCC and HBC (or the former Presidio Bank), in each case, for a period of 2 years after the Effective Time, (ii) certain executive officers of Presidio have entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement pursuant to which each officer agrees not to compete against HCC and HBC or solicit the employees or customers of HCC and HBC (or the former Presidio Bank), in each case, for a period of 2 years after the Effective Time, and (iii) certain other executive officers of Presidio have entered into a Non-Solicitation and Non-Disclosure Agreement pursuant to which each such officer agrees not to solicit the employees or customers of Presidio and HCC and HBC (or the former Presidio Bank), in each case, for a period of 2 years after the Effective Time.

The foregoing descriptions of the forms of Voting and Support Agreement, Non-Competition, Non-Solicitation and Non-Disclosure Agreement and Non-Solicitation and Non-Disclosure Agreement are qualified in their entirety by reference to the full text of the forms of such agreements, copies of which are attached as Exhibits A, B-1, B-2, B-3 and B-4 to the Merger Agreement and are incorporated by reference herein.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Merger, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful or intentional breach of the provisions of the Merger Agreement and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding HCC, HBC, or Presidio or their respective affiliates or their respective businesses.

Item 7.01 - Regulation FD Disclosure

HCC is filing an investor presentation, which provides supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors and discusses certain elements of the Merger, which it intends to post on the investor relations portion of its website, which is located at www.heritagecommercecorp.com. The slides are included as Exhibit 99.1 to this report.

Item 8.01 - Other Events.

Joint Press Release

On May 16, 2019, HCC and Presidio issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. For additional information about the Merger, see Item 1.01 of this Current Report on Form 8-K.

The information in Exhibits 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Annual Shareholder Meeting

The Heritage Commerce Corp 2019 Annual Meeting is scheduled for May 23, 2019. As set forth in the Notice of Meeting four management proposals are set forth on the agenda: the election of directors (Proposal 1); approval of an advisory proposal on executive compensation (Proposal 2); approval of an amendment to the articles of incorporation to increase the number of authorized shares of HCC Common Stock from 60,000,000 to 100,000,000 (Proposal 3), and ratification of the selection of Crowe LLP as HCC’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 4). Because HCC’s board of directors believes that the announcement of the proposed Merger with Presidio is a material development that may influence how the HCC’s shareholders consider and vote for Proposal 3 and since an increase in the authorized shares of HCC is required to consummate the Merger, the HCC board of directors has decided to withdraw Proposal 3 for consideration at the Annual Meeting. The board of directors will propose for shareholder consideration and approval an increase in HCC’s authorized shares of HCC Common Stock at the Special Meeting of Shareholders that will be held later in the year to consider and approve the Merger.

Forward-Looking Statements

This communication contains certain forward-looking information about Heritage, Presidio, and the combined company after the close of the merger and is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of Heritage, Presidio and the combined company. Heritage and Presidio caution investors that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to the ability to complete the merger; government approval may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; approval by the shareholders of Heritage and Presidio may not be obtained; the successful integration of Presidio, or achieving expected beneficial synergies and/or operating efficiencies, in each case might not be obtained within expected time-frames or at all; the possibility that personnel changes/retention will not proceed as planned; and other risk factors described in documents filed by HCC with the SEC. All forward-looking statements included in this press release are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Item 9.01 - Financial Statements and Exhibits.

(D) Exhibits

Exhibit No.    Description

2.1     Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Presidio Bank*

*Confidential disclosure schedules omitted. The Registrant undertakes to furnish copies of any omitted schedules to the SEC upon request.

99.1	Investor Presentation dated May 16, 2019

99.2	Press release, dated May 16, 2019

Additional Information about the Merger and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the Merger, HCC will file with the SEC a registration statement on Form S-4. The registration statement will contain a joint proxy statement/prospectus to be (when available) distributed to the shareholders of HCC and Presidio in connection with their vote on the Merger.

SHAREHOLDERS OF HCC AND PRESIDIO ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The final joint proxy statement and prospectus and other relevant materials (when they become available), and any other documents filed by HTBK with the SEC, can be obtained free of charge on the SEC’s website, www.sec.gov, or on HTBK’s website, www.heritagecommercecorp.com, under the “Presentations” link or the “SEC Filings” link, or by mail to HTBK at 150 Almaden, San Jose, CA 95113, Attention: Debbie Reuter, Corporate Secretary, or by telephone at (408) 947-6900, or on Presidio’s website, www.presidiobank.com, under the “Media & Investor” link and then the “Investor Relations” link and then the “Documents & Financial Statements” link, or by mail to Presidio Bank at One Montgomery, Suite 2300, San Francisco, CA 94104, Attention: Cheryl Whiteside, Corporate Secretary, or by telephone at (415) 229-8405.

The directors, executive officers and certain other members of management and employees of HCC may be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of HCC. Information about the directors and executive officers of HCC is included in the proxy statement for its 2019 Annual Meeting of HCC shareholders, which was filed with the SEC on April 15, 2019.

The directors, executive officers and certain other members of management and employees of Presidio may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information about the directors and executive officers of Presidio will be included in the joint proxy statement/prospectus provided to Presidio shareholders in connection with the approval of the Merger when it becomes available.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: May 16, 2019	By:	/s/ Walter T. Kaczmarek
Walter T. Kaczmarek
President and Chief Executive Officer